Exhibit 99.1

Net 1 UEPS Technologies, Inc. Reports First Quarter 2012 Results

JOHANNESBURG, October 27, 2011 – Net 1 UEPS Technologies, Inc. (Nasdaq: UEPS; JSE: NT1) today announced results for the three months ended September 30, 2011 (“1Q 2012”). Revenue for 1Q 2012 was $99.9 million, a year over year increase of 55% in US dollars (“USD”) and 49% in constant currency. During 1Q 2012, net income under US generally accepted accounting principles (“GAAP”) was $19.8 million versus $7.4 million for the three months ended September 30, 2010 (“1Q 2011”). GAAP earnings per share for 1Q 2012 was $0.44 versus $0.16 a year ago. Fundamental earnings per share for 1Q 2012 was $0.44 compared to $0.36 in 1Q 2011, representing an increase of 23% in USD and 17% in constant currency.

Summary Financial Metrics

	Three months ended September 30,
			% change	% change
	2011	2010	in USD	in ZAR
(All figures in USD ‘000s except per share data)
Revenue	99,926	64,283	55%	49%
GAAP net income	19,768	7,429	166%	155%
Fundamental net income (1)	19,883	16,527	20%	15%
GAAP earnings per share ($)	0.44	0.16	174%	163%
Fundamental earnings per share ($) (1)	0.44	0.36	23%	17%
Fully-diluted shares outstanding (‘000’s)	45,079	45,415	(1)%
Average period USD/ ZAR exchange rate	7.09	7.41	(4)%

(1) Fundamental net income and earnings per share is GAAP net income and earnings per share, as adjusted to exclude the amortization of acquisition-related intangible assets, net of deferred taxes, stock-based compensation charges and unusual non-recurring items. The calculation of fundamental net income and earnings per share for 1Q 2012 excludes a profit on the liquidation of SmartSwitch Nigeria and amortization of facility fees related to the incurrence of KSNET acquisition debt. The calculation of fundamental net income and earnings per share for 1Q 2011 excludes a net loss on a forward exchange contract and transaction related costs.

The following factors impacted the comparability of our 1Q 2012 and 1Q 2011 results:

  Favorable impact from the weakness of the US dollar: The US dollar depreciated by 4% compared to the ZAR during 1Q 2012 compared to 1Q 2011 which positively impacted our reported results;
  Inclusion of revenue contribution from KSNET at a lower operating margin (before acquired intangible asset amortization) than our legacy business: The inclusion of KSNET contributed to an increase in revenues for fiscal 2012; however, because KSNET has an operating margin (before acquired intangible asset amortization) that is lower than our legacy businesses, it reduced our overall operating margin. KSNET also contributed to the increase in selling, general and administration and depreciation and amortization expenses;
  Improved operating income and margins from hardware, software and related technology sales segment:
  Operating income and margins from our hardware, software and related technology sales segment increased as a result of increased ad hoc sales;
  Intangible asset amortization related to acquisition: Our reported results for 1Q 2012 were adversely impacted by additional intangible asset amortization related to the acquisition of KSNET;
  Lower interest income and increased interest expense resulting from KSNET acquisition: We paid the KSNET purchase price with a combination of cash and long-term debt, which reduced interest income and increased interest expense;
  Liquidation of SmartSwitch Nigeria: We recorded a non-cash profit of $4.0 million on the liquidation of SmartSwitch Nigeria; and
  Fiscal 2011 unrealized foreign exchange loss and transaction-related expenses: During 1Q 2011, we recognized, in selling, general and administration expense, an unrealized foreign exchange loss of $2.6 million and incurred transaction-related expenses of $3.4 million, primarily for the acquisition of KSNET.

Comments and Outlook

“I am very pleased with our 1Q 2012 results and the start to our fiscal year,” said Dr. Serge Belamant, Chairman and Chief Executive Officer of Net1. “Several of our strategic actions and investments are beginning to demonstrate tangible progress towards driving long-term growth, including the refocusing of EasyPay toward higher-margin value-added services, investments in KSNET to further penetrate the small and mid-size market, as well as two healthcare processing wins by XeoHealth in the US. SASSA’s tender evaluation process is still underway and we look forward to the outcome,” he concluded.

“As a result of our solid performance in 1Q 2012, we now expect fundamental EPS of at least $1.60 for the full year, assuming our existing contract with SASSA remains in effect on the existing terms and conditions and on a constant currency basis of ZAR 7.0 to the Dollar,” said Herman Kotzé, Chief Financial Officer of Net1.

Results of Operations by Segment and Liquidity

Our frequently asked questions and operating metrics will be updated and posted on our website (www.net1.com).

South African transaction-based activities

Segment revenue was $49.9 million in 1Q 2012, up 11% when compared with 1Q 2011 in USD and 6% on a constant currency basis. In ZAR, the increase in revenue was primarily due to modest growth under our pension and welfare business and increased transaction volumes at MediKredit. Segment operating income margin remained constant at 40% when compared to a year ago. Excluding amortization of acquisition-related intangibles, 1Q 2012 segment operating income margin was 43%, the same when compared with 1Q 2011.

International transaction-based activities

KSNET is the largest contributor to this segment. XeoHealth signed its first contract during 1Q 2012 and contributed to segment revenue. Revenue was $30.3 million and operating income margin was 2% in 1Q 2012. Excluding the amortization of intangibles but including the start-up costs related to Net1 Virtual Card and XeoHealth in the United States and MVC activities at Net1 UTA, operating income margin was 13%.

Smart card accounts

Segment revenue was $8.3 million in 1Q 2012, up 4% compared with 1Q 2011 in USD and down 1% on a constant currency basis. Operating income margin remained consistent at 45%.

Financial services

Segment revenue was $2.1 million in 1Q 2012, up 69% compared with 1Q 2011 in USD and 62% higher on a constant currency basis, principally due to an increase in lending activities. 1Q 2012 segment operating income margin was 67% compared with 64% during 1Q 2011.

Hardware, software and related technology sales

Segment revenue was $9.4 million in 1Q 2012, down 3% compared with 1Q 2011 in USD and 7% lower on a constant currency basis. The decrease in revenue was due to a lower contribution from Net1 UTA and the increase in operating income was due to an increase in higher margin ad hoc South African-based contributor’s hardware and software sales. The improvements from the South African-based contributors during the quarter were primarily due to orders which may not continue in future quarters. Excluding amortization of all intangibles segment operating margin was 22% compared to 0% during 1Q 2011.

Cash flow and liquidity

At September 30, 2011, we had cash and cash equivalents of $102 million, up from $95 million at June 30, 2011. The increase in cash was due to an increase in operating activities. For 1Q 2012, we generated net cash flow of $27.2 million from operating activities, compared to $30.2 million in 1Q 2011. The decrease is attributable to a reduction in interest income from lower cash balances and deposit rates, increased interest expense on our Korean debt facilities and higher tax payments. Excluding these items, operating income increased due to increased activities across all of our operating segments. Capital expenditures for 1Q 2012 and 2011 were $4.5 million and $0.8 million, respectively. During 1Q 2012, we repurchased $1.1 million of shares under our $100 million authorization.

Use of Non-GAAP Measures

US securities laws require that when we publish any non-GAAP measures, we disclose the reason for using the non-GAAP measure and provide reconciliation to the directly comparable GAAP measure. The presentation of fundamental net income and fundamental earnings per share and headline earnings per share are non-GAAP measures.

Fundamental net income and fundamental earnings per share

We calculate fundamental net income and earnings per share by adjusting GAAP net income and earnings per share for the items described in note 1 to the Summary Financial Metrics table above. Management believes that the fundamental net income and earnings per share metric enhances its own evaluation, as well as an investor’s understanding, of our financial performance. Attachment B presents the reconciliation between GAAP and fundamental net income and earnings per share.

Headline earnings per share (“HEPS”)

The inclusion of HEPS in this press release is a requirement of our listing on the JSE. HEPS basic and diluted is calculated using net income which has been determined based on GAAP. Accordingly, this may differ to the headline earnings per share calculation of other companies listed on the JSE as these companies may report their financial results under a different financial reporting framework, including but not limited to, International Financial Reporting Standards. HEPS basic and diluted is calculated as GAAP net income adjusted for the loss (profit) on sale of property, plant and equipment, net of related tax effects and the profit on liquidation of SmartSwitch Nigeria. Attachment C presents the reconciliation between our net income used to calculate earnings per share basic and diluted and HEPS basic and diluted.

Conference Call

We will host a conference call to review 1Q 2012 results on October 28, 2011, at 8:00 Eastern Time. To participate in the call, dial 1-800-860-2442 (U.S. only), 1-866-605-3852 (Canada only), 0-800-917-7042 (U.K. only) or 0-800-200-648 (South Africa only) ten minutes prior to the start of the call. Callers should request “Net1 call” upon dial-in. The call will also be webcast on our homepage, www.net1.com. Please click on the webcast link at least ten minutes prior to the call. A webcast of the call will be available for replay on our website through November 18, 2011.

About Net1 (www.net1.com)

We are a leading provider of alternative payment systems that leverage our Universal Electronic Payment System, or UEPS, to facilitate biometrically secure real-time electronic transaction processing to unbanked and under-banked populations of developing economies around the world in an online or offline environment. In addition to payments, UEPS can be used for banking, healthcare management, payroll, remittances, voting and identification.

We operate market-leading payment processors in South Africa, Republic of Korea, Ghana and Iraq. In addition, our proprietary Mobile Virtual Card technology offers secure mobile payments and banking services in developed and emerging countries.

We have a primary listing on the Nasdaq and a secondary listing on the JSE Limited.

Forward-Looking Statements

This announcement contains forward-looking statements that involve known and unknown risks and uncertainties. A discussion of various factors that cause our actual results, levels of activity, performance or achievements to differ materially from those expressed in such forward-looking statements are included in our filings with the Securities and Exchange Commission. We undertake no obligation to revise any of these statements to reflect future events.

Investor Relations Contact:
Dhruv Chopra
Vice President of Investor Relations
Phone: +1-212-626-6675
Email: dchopra@net1.com

NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Operations

	Three months ended
	September 30,
	2011	2010
	(In thousands, except per share data)
REVENUE	$99,926	$64,283
EXPENSE
Cost of goods sold, IT processing, servicing and support	32,944	18,067
Selling, general and administration	27,057	30,326
Depreciation and amortization	9,079	4,904
OPERATING INCOME	30,846	10,986
INTEREST INCOME	1,997	3,084
INTEREST EXPENSE	2,616	248
INCOME BEFORE INCOME TAXES	30,227	13,822
INCOME TAX EXPENSE	10,552	6,207
NET INCOME FROM CONTINUING OPERATIONS BEFORE EARNINGS (LOSS) FROM EQUITY-ACCOUNTED INVESTMENTS	19,675	7,615
EARNINGS (LOSS) FROM EQUITY- ACCOUNTED INVESTMENTS	85	(216)
NET INCOME	19,760	7,399
ADD NET LOSS ATTRIBUTABLE TO NON- CONTROLLING INTEREST	(8)	(30)
NET INCOME ATTRIBUTABLE TO NET1	$19,768	$7,429
Net income per share, in United States dollars
Basic earnings attributable to Net1 shareholders	$0.44	$0.16
Diluted earnings attributable to Net1 shareholders	$0.44	$0.16

NET 1 UEPS TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheets

	Unaudited	(A)
	September 30,	June 30,
	2011	2011
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$101,983	$95,263
Pre-funded social welfare grants receivable	1,695	4,579
Accounts receivable, net of allowances of – September: $668; June: $728	78,172	82,780
Finance loans receivable	7,709	8,141
Deferred expenditure on smart cards	-	51
Inventory	5,781	6,725
Deferred income taxes	15,192	15,882
Total current assets before settlement assets	210,532	213,421
Settlement assets	159,542	186,668
Total current assets	370,074	400,089
PROPERTY, PLANT AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION OF – September: $46,910; June: $50,007	32,409	35,807
EQUITY-ACCOUNTED INVESTMENTS	1,639	1,860
GOODWILL	188,409	209,570
INTANGIBLE ASSETS, NET OF ACCUMULATED AMORTIZATION OF – September: $37,561; June: $37,118	104,271	119,856
OTHER LONG-TERM ASSETS, including reinsurance assets	39,900	14,463
TOTAL ASSETS	736,702	781,645
LIABILITIES
CURRENT LIABILITIES
Accounts payable	11,123	11,360
Other payables	61,984	71,265
Current portion of long-term borrowings	13,798	15,062
Income taxes payable	10,791	6,709
Total current liabilities before settlement obligations	97,696	104,396
Settlement obligations	159,542	186,668
Total current liabilities	257,238	291,064
DEFERRED INCOME TAXES	47,648	52,785
LONG-TERM BORROWINGS	97,009	110,504
OTHER LONG-TERM LIABILITIES, including insurance policy liabilities	27,008	1,272
TOTAL LIABILITIES	428,903	455,625
COMMITMENTS AND CONTINGENCIES
EQUITY
NET1 EQUITY:
COMMON STOCK Authorized: 200,000,000 with $0.001 par value; Issued and outstanding shares, net of treasury - September: 45,002,304; June: 45,152,805	59	59

PREFERRED STOCK Authorized shares: 50,000,000 with $0.001 par value; Issued and outstanding shares, net of treasury: 2011: -; 2010: -	-	-
ADDITIONAL PAID-IN-CAPITAL	136,903	136,430
TREASURY SHARES, AT COST: September: 13,455,090; June: 13,274,434	(175,823)	(174,694)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(71,257)	(33,779)
RETAINED EARNINGS	414,758	394,990
TOTAL NET1 EQUITY	304,640	323,006
NON-CONTROLLING INTEREST	3,159	3,014
TOTAL EQUITY	307,799	326,020
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$736,702	$781,645
(A) – Derived from audited financial statements

NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended
	September 30,
	2011	2010
	(In thousands)
Cash flows from operating activities
Net income	$19,760	$7,399
Depreciation and amortization	9,079	4,904
Loss from equity-accounted investments	(85)	216
Fair value adjustments	(221)	(3,106)
Interest payable	1,662	73
Profit on disposal of property, plant and equipment	(8)	(5)
Profit on liquidation of SmartSwitch Nigeria	(3,994)	-
Realized loss on sale of investments related to insurance business	25	-
Stock-based compensation charge	496	1,438
Facility fee amortized	116	-
Decrease in accounts receivable, pre-funded social welfare grants receivable and finance loans receivable	3,248	10,957
Decrease (Increase) in deferred expenditure on smart cards	44	(2)
Increase in inventory	(319)	(2,102)
Increase in accounts payable and other payables	331	6,025
(Decrease) Increase in taxes payable	(3,607)	5,134
Increase (Decrease) in deferred taxes	692	(773)
Net cash provided by operating activities	27,219	30,158
Cash flows from investing activities
Capital expenditures	(4,466)	(768)
Proceeds from disposal of property, plant and equipment	94	7
Acquisition of SmartLife, net of cash acquired	(1,673)	-
Advance of loans to equity-accounted investment	-	(375)
Repayment of loan by equity-accounted investment	33	373
Purchase of investments related to insurance business	(2,320)	-
Proceeds from maturity of investments related to insurance business	2,321	-
Net change in settlement assets	3,447	(15,544)
Net cash used in investing activities	(2,564)	(16,307)
Cash flows from financing activities
Loan portion related to options	-	20
Acquisition of treasury stock	(1,129)	-
Net change in settlement obligations	(3,447)	15,544
Net cash (used in) generated from financing activities	(4,576)	15,564
Effect of exchange rate changes on cash	(13,360)	17,004

Net increase in cash and cash equivalents	6,719	46,419
Cash and cash equivalents – beginning of period	95,264	153,742
Cash and cash equivalents – end of period	$101,983	$200,161

Net 1 UEPS Technologies, Inc.

Attachment A

Operating segment revenue, operating income (loss) and operating margin:

Three months ended September 30, 2011 and 2010 and June 30, 2011

						Change – constant
				Change - actual		exchange rate(1)
				Q1 ‘12	Q1 ‘12	Q1 ‘12	Q1 ‘12
Key segmental data, in ’000, except				vs	vs	vs	vs
margins	Q1 ‘12	Q1 ‘11	Q4 ‘11	Q1‘11	Q4 ‘11	Q1 ‘11	Q4 ‘11
Revenue:
SA transaction-based activities	$49,902	$44,889	$50,267	11%	(1)%	6%	3%
International transaction-based activities	30,255	470	27,900	6,337%	8%	6,067%	13%
Smart card accounts	8,252	7,970	8,623	4%	(4)%	(1)%	0%
Financial services	2,111	1,250	2,278	69%	(7)%	62%	(3)%
Hardware, software and related technology sales	9,406	9,704	8,300	(3)%	13%	(7)%	18%
Total consolidated revenue	$99,926	$64,283	$97,368	55%	3%	49%	7%

Consolidated operating income (loss):
SA transaction-based activities	$20,183	$17,748	$20,776	14%	(3)%	9%	1%
International transaction-based activities	684	(708)	75	nm	812%	nm	850%
Operating income excluding amortization	3,991	(708)	3,521	nm	13%	nm	18%
Amortization of intangible assets	(3,307)	-	(3,446)	nm	(4)%	nm	0%
Smart card accounts	3,750	3,622	3,919	4%	(4)%	(1)%	0%
Financial services	1,411	797	1,634	77%	(14)%	70%	(10)%
Hardware, software and related technology sales	1,937	(2,339)	(1,898)	nm	nm	nm	nm
Corporate/ Eliminations	2,881	(8,134)	2,087	nm	38%	nm	44%
Total operating income	$30,846	$10,986	$26,593	181%	16%	169%	21%

Operating income margin (%)
SA transaction-based activities	40%	40%	41%
International transaction-based activities	2%	(151)%	0%
International transaction-based activities excluding amortization	13%	(151)%	13%
Smart card accounts	45%	45%	45%
Financial services	67%	64%	72%
Hardware, software and related technology sales	21%	(24)%	(23)%
Overall operating margin	31%	17%	27%

(1) – This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during 1Q 2012 also prevailed during 1Q 2011 and 4Q 2011.

Net 1 UEPS Technologies, Inc.

Attachment B

Reconciliation of GAAP net income to fundamental net income:

Three months ended September 30, 2011 and 2010

	Net		EPS,		Net		EPS,
	Income		basic		Income		basic
	(USD’000)		(USD)		(ZAR’000)		(ZAR)
	2011	2010	2011	2010	2011	2010	2011	2010

GAAP	19,768	7,429	44	16	140,232	55,014	311	121

Amortization of intangible assets, net of tax	3,497	2,608			24,814	19,313
Stock-based compensation charge	496	1,438			3,519	10,649
Loss on FEC, net of tax	-	1,685			-	12,480
Facility fees for KSNET debt	116	-			823	-
Profit on liquidation of SmartSwitch Nigeria	(3,994)	-			(28,333)	-
Acquisition-related costs	-	3,367			-	24,934
Fundamental	19,883	16,527	44	36	141,055	122,390	313	270

Net 1 UEPS Technologies, Inc.

Attachment C

Reconciliation of net income used to calculate earnings per share basic and diluted and headline earnings per share basic and diluted:

Three months ended September 30, 2011 and 2010

	2011	2010

Net income (USD’000)	19,768	7,429
Adjustments:
Profit on liquidation of SmartSwitch Nigeria (USD’000)	(3,994)	-
Profit on sale of property, plant and equipment (USD’000)	(8)	(5)
Tax effects on above (USD’000)	3	2

Net income used to calculate headline earnings (USD’000)	15,769	7,426

Weighted average number of shares used to calculate net income per share basic earnings and headline earnings per share basic earnings (‘000)	45,055	45,384

Weighted average number of shares used to calculate net income per share diluted earnings and headline earnings per share diluted earnings (‘000)	45,085	45,415

Headline earnings per share:
Basic earnings – common stock and linked units, in US cents	35	16
Diluted earnings – common stock and linked units, in US cents	35	16